AMENDMENT
                                       TO
                           COMMERCIAL CREDIT AGREEMENT
                           ---------------------------

     THIS AMENDMENT TO COMMERCIAL CREDIT AGREEMENT (this "Amendment"), is made and entered into as of the 1st day of July, 1998, by and between HARDWICK BANK AND TRUST COMPANY ("Hardwick"), and the TRUSTEES OF THE VININGS INVESTMENT PROPERTIES TRUST, a Massachusetts business trust ("Borrower")-

                                   WITNESSETH:

     WHEREAS, Hardwick and Borrower have heretofore entered into a certain Commercial Credit Agreement (hereafter the "Credit Agreement"), dated June 28, 1997, pursuant to the terms of which Hardwick, among other things, opened and extended to Borrower a line of credit in the amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00); and

     WHEREAS, the Borrower has requested that Hardwick extend the Credit Line Termination Date established in said Credit Agreement, and Hardwick is willing to do so upon the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and One Dollar ($1.00) in hand paid by each party to the other, and further good and valuable considerations, the receipt and legal sufficiency of which are hereby acknowledge, the parties hereto do mutually agree as follows:

     Section 1. The "Credit Line Termination Date" as set forth in Section 1.08 of the Credit Agreement is hereby deleted and the following is substituted therefore:

          1.08 "Credit Line Termination Date": December 28, 1998.

     Section 2. Representations and Warranties of Borrower. As an inducement to Hardwick to enter into this Amendment, the Borrower hereby represents, covenants and warrants as follows:

          (a) The Borrower has duly executed and delivered this Amendment free of duress, coercion and other defenses to the execution, delivery and performance hereof. This Amendment, the Credit Agreement, and all Financing Documents (as defined in Credit Agreement) are the valid, binding and legally enforceable obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          (b) Each of the representations, warranties and certifications of the Borrower contained in the Credit Agreement and this Amendment is accurate and complete in all respects on the date of this Amendment.

          (c) There does not now exist any condition which with the giving of notice or the lapse of time, or both, would constitute a default or Event of Default under the terms of the Agreement.

     Section 3. Construction of the Credit Agreement. From and after the date hereof, the Credit Agreement and each of the Financing Documents (as defined in the Agreement) shall be construed, interpreted and enforced by reference to this Amendment, and to the extent that the terms of this Amendment vary from or contradict the terms of the Credit Agreement the terms of this Amendment shall govern.

     Section  4.  Binding  Effect.  The  Credit  Agreement,  as  amended by this
Amendment, shall remain in full force and effect except to the extent specifically set forth herein. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective executors, legal representatives, successors and assigns.

     Section 5. Governing Law. This Amendment has been prepared and entered into in the State of Georgia and with the intention that the laws of the State of Georgia shall govern its construction, interpretation and enforcement.

     IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals on the day and year first above written.

VININGS INVESTMENT PROPERTIES TRUST      HARDWICK BANK AND TRUST COMPANY

By: /s/ Peter D. Anzo                    By: /s/ Marshall Mauldin
---------------------------------        -------------------------------
Peter D. Anzo, Authorized Trustee,       Title: President
on behalf of all of the Trustees